                                                                    Exhibit 23.2




                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Island Pacific, Inc. (formerly SVI Solutions, Inc.) and subsidiaries on Form S-1, Amendment No. 2 of our report, dated May 30, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 30, 2003, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" and "Selected Financial Data" in such Prospectus.


/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 3, 2004